UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: October 8, 2012

AMR CORPORATION _
(Exact name of registrant as specified in its charter)

Delaware 1-8400 75-1825172 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

AMR Corporation issued a press release on October 8, 2012 reporting September revenue and traffic results.  The press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: October 9, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

CONTACT:    Sean Collins
Media Relations
Fort Worth, Texas
817-967-1577
mediarelations@aa.com
FOR RELEASE: Monday, Oct. 8, 2012

AMR CORPORATION REPORTS SEPTEMBER 2012 REVENUE AND TRAFFIC RESULTS

Consolidated Passenger Unit Revenue (PRASM) Increased 4.0 Percent

FORT WORTH, Texas - AMR Corporation today reported September 2012 consolidated revenue and traffic results for its principal subsidiary, American Airlines, Inc., and its wholly owned subsidiary, AMR Eagle Holding Corporation.
September's consolidated passenger revenue per available seat mile (PRASM) increased an estimated 4.0 percent versus the same period last year, continuing the positive trend the airline has seen throughout this year. Absent the impact of operational challenges due to flight cancellations and delays during the second half of September, unit revenue improvement would have been approximately 0.4 points higher.
Consolidated capacity and traffic were 3.4 percent and 2.8 percent lower year-over-year respectively, resulting in a consolidated load factor of 81.1 percent, an increase of 0.5 points versus the same period last year.
International load factor increased 3.0 points to 83.6 percent, as traffic increased 3.2 percent on 0.5 percent less capacity. The Atlantic entity recorded the highest load factor of 86.9 percent, an increase of 4.0 points versus September 2011.
Domestic capacity and traffic were 5.5 percent and 7.1 percent lower year-over-year, respectively, resulting in a domestic load factor of 80.5 percent, 1.4 points lower compared to the same period last year.
On a consolidated basis, the company boarded 8.3 million passengers in September.

The Company's Results Are Detailed Below:
AMR PRELIMINARY RESULTS SUMMARY
September 2012 consolidated year-over-year PRASM change    4.0%
September 2011 consolidated PRASM (cents/ASM)    12.03
September 2012 consolidated fuel price including effective hedges & taxes (dollars/gallon)    $3.31

AMR TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	SEPTEMBER				Year-To-Date
	2012	2011	Change		2012	2011	Change
REVENUE PASSENGER MILES (000)
Domestic	5,691,200	6,126,308	(7.1)%		56,984,234	57,736,172	(1.3)%
International	4,257,043	4,124,148	3.2		38,828,016	38,086,556	1.9
Atlantic	1,814,613	1,827,591	(0.7)		14,314,603	14,601,983	(2.0)
Latin America	1,832,524	1,727,699	6.1		18,823,835	18,244,057	3.2
Pacific	609,906	568,858	7.2		5,689,578	5,240,516	8.6

Mainline	9,948,244	10,250,456	(2.9)		95,812,250	95,822,728	—
Regional	810,307	821,612	(1.4)		7,699,405	7,350,215	4.8
Consolidated	10,758,550	11,072,068	(2.8)		103,511,655	103,172,943	0.3

AVAILABLE SEAT MILES (000)
Domestic	7,071,592	7,480,775	(5.5)%		67,836,368	69,397,568	(2.2)%
International	5,092,895	5,117,955	(0.5)		47,274,456	47,577,930	(0.6)
Atlantic	2,087,288	2,204,860	(5.3)		17,232,896	18,289,971	(5.8)
Latin America	2,248,757	2,169,630	3.6		23,169,263	22,546,777	2.8
Pacific	756,849	743,465	1.8		6,872,297	6,741,182	1.9

Mainline	12,164,487	12,598,730	(3.4)		115,110,824	116,975,498	(1.6)
Regional	1,098,624	1,129,080	(2.7)		10,236,613	10,054,264	1.8
Consolidated	13,263,111	13,727,810	(3.4)		125,347,437	127,029,762	(1.3)

LOAD FACTOR
Domestic	80.5	81.9	(1.4)	Pts	84.0	83.2	0.8	Pts
International	83.6	80.6	3.0		82.1	80.1	2.1
Atlantic	86.9	82.9	4.0		83.1	79.8	3.2
Latin America	81.5	79.6	1.9		81.2	80.9	0.3
Pacific	80.6	76.5	4.1		82.8	77.7	5.1

Mainline	81.8	81.4	0.4		83.2	81.9	1.3
Regional	73.8	72.8	1.0		75.2	73.1	2.1
Consolidated	81.1	80.7	0.5		82.6	81.2	1.4

PASSENGERS BOARDED
Mainline	6,560,602	6,851,096	(4.2)%		65,301,089	64,989,536	0.5%
Regional	1,718,551	1,762,404	(2.5)		16,178,410	15,810,635	2.3
Consolidated	8,279,153	8,613,500	(3.9)		81,479,499	80,800,171	0.8

SYSTEM CARGO TON MILES (000)
Total	136,463	148,797	(8.3)%		1,325,366	1,342,051	(1.2)%
Note: Regional data is inclusive of American Eagle®, Executive Airlines®, and AmericanConnection®.

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, the impact of the bankruptcy filings of the Company and certain of its U.S. subsidiaries, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges. The Company cannot predict what the ultimate value of any of its securities may be or whether holders of any such securities will receive any distribution in the Company's reorganization. However, it is likely that the Company's common stock will have little or no value at the time of the Company's emergence from bankruptcy, and the common stock could be canceled entirely upon the approval of the Bankruptcy Court. In the event of such cancellation, amounts invested in the Company's common stock will not be recoverable. Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Company claims. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the period ended December 31, 2011, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The Company disclaims any obligation to update any forward-looking statement or information.

About American Airlines
American Airlines, American Eagle® and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,500 daily flights. The combined network fleet numbers nearly 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 9,000 daily flights to 150 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.
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Current AMR Corp. news releases can be accessed at http://www.aa.com